UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 5, 2023

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

800 2nd Avenue S.				33701
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	895-7737
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	UIHC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Effective June 1, 2023, United Insurance Holdings Corp. ("UIHC" or the "Company"), through its insurance subsidiaries American Coastal Insurance Company ("ACIC") and Interboro Insurance Company ("IIC"), renewed its catastrophe reinsurance programs.

Highlights of these agreements are as follows:

American Coastal Insurance Company catastrophe reinsurance program

•For 2023/24, ACIC purchased approximately $1.322 billion of occurrence-based limit in the aggregate, a decrease of $1.202 billion, or 47.6%, from the $2.524 billion of occurrence-based limit in the aggregate purchased for the 2022/23 core catastrophe reinsurance program.
•The year-over-year decrease in reinsurance coverage was driven by the divestiture of the Company’s personal lines writer, United Property & Casualty Insurance Company (UPCIC), which was a party to the catastrophe reinsurance program in the prior years.
◦Perils covered include earthquake and windstorms named or numbered by the National Hurricane Center for ACIC's Florida exposure. Separately, ACIC placed its all-other perils catastrophe excess of loss program on January 1, 2023
◦First and second event retention of up to $10.0 million per occurrence, a decrease of $6.4 million or 39.0%, from the $16.4 million retention for a first and second event in the 2022/23 Core CAT program.
◦Occurrence-based structure with estimated first event limit of $1.064 billion and second event limit of $258 million.
◦For the Florida Hurricane Catastrophe Fund (FHCF) Reimbursement Contract effective June 1, 2023, ACIC elected 90% coverage. This total mandatory FHCF layer will provide approximately $598.7 million of total Florida-only coverage attaching at $305.1 million and exhausting at $970.3 million, which inures to the benefit of ACIC's open market catastrophe reinsurance program.
◦Includes approximately $87.1 million of limit from the first three elected layers of the Florida Optional Reinsurance Assistance program which attaches at approximately $218.0 million.
◦Placed a gross quota share at a 40.0% cession rate providing coverage for all catastrophe perils and attritional losses, including 40.0% of $375.0 million of occurrence limit and $670.0 million of aggregate limit for windstorms named and numbered by the National Hurricane Center.
◦ACIC's quota share coverage is provided by two reinsurers rated A+ or higher by AM Best.
◦Sufficient coverage for approximately a 1-in-167-year event; and a 1-in-100-year event followed by a 1-in-50-year event in the same season.
◦Excluding the 40% quota share, the total cost of ACIC’s 2023/24 catastrophe excess of loss reinsurance programs, excluding potential reinstatement premium, is approximately $227.5 million, an increase of $52.8 million or 30.3%, from the 2022/23 core catastrophe excess of loss reinsurance program cost allocated to ACIC.

Interboro Insurance Company catastrophe reinsurance program

•For 2023/24, IIC purchased $82.0 million of catastrophe reinsurance limit per occurrence, a decrease of $105.6 million or 56.3%, from the $187.6 million of limit per occurrence in 2022/23.
◦The year-over-year decrease in reinsurance coverage was driven by the termination of the inter-company quota share with UPCIC, which was divested from the Company, as it relates to assumed New York policies.
◦Coverage is for all catastrophe perils underwritten by IIC in New York.
◦First and second event retention of $3 million per occurrence is unchanged from the 2022/23 program.
◦Aggregate limit of $114.0 million, a decrease of $131.2 million or 53.5%, from the $245.2 million of aggregate limit in 2022/23
◦Sufficient coverage for approximately a 1-in-130-year event; and a 1-in-100-year event followed by a 1-in-50-year event in the same season.
◦The total cost of IIC’s 2023/24 catastrophe excess of loss reinsurance programs is approximately $9.1 million, a decrease of $7.5 million or 45.2%, from the $16.6 million of total cost for IIC’s 2022/23 catastrophe excess of loss reinsurance program.

This Item 8.01 may contain forward-looking statements about our reinsurance program and related attachment point, total coverage and costs. These statements are subject to the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections. These forward-looking statements can generally be identified as such because the context of the statement includes words such as estimate, expect or words of similar nature. The actual changes to our reinsurance program and related attachment point, total coverage and costs may differ materially from those discussed in this report, depending on our reinsurers' capacity to pay claims and related adjustment provisions in our agreements with the private reinsurers.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.
June 5, 2023	By:	/s/ B. Bradford Martz
B. Bradford Martz, President and Chief Financial Officer (principal financial officer and principal accounting officer)